                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               JENNY CRAIG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               JENNY CRAIG, INC.
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 9, 2000

The Stockholders of Jenny Craig, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jenny Craig, Inc. (the "Company") will be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 9, 2000, at 2:00 p.m. (Pacific Standard Time), for the following purposes:

     1. To elect eight directors for terms of one year each and until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG LLP as independent certified public accountants for fiscal year 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 22, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by a stockholder for any purposes germane to the meeting during ordinary business hours during the ten days prior to the meeting at the offices of the Company, 11355 North Torrey Pines Road, La Jolla, California 92037.

     You are cordially invited to attend this meeting. Whether you expect to attend the meeting or not, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage guaranteed envelope.

                                          By order of the Board of Directors

                                          Marvin Sears
                                          Secretary
La Jolla, California
October 10, 2000

                               JENNY CRAIG, INC.
                         11355 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 9, 2000

     This Proxy Statement and the accompanying proxy are being furnished to stockholders of Jenny Craig, Inc. (the "Company") in connection with the solicitation of the enclosed proxy by or on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on November 9, 2000, at 2:00 p.m. and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being first mailed on or about October 10, 2000.

                                 PROXY; VOTING

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the stockholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting or at any adjournment thereof, the shares represented by the proxy will be voted in favor of such matter. Any stockholder executing and delivering the proxy has the right to revoke it at any time before the authority granted thereby is exercised, by the due execution of another proxy bearing a later date or by written notification of revocation to the Secretary of the Company. Stockholders who are present in person at the Annual Meeting may also revoke their proxy and vote in person if they so desire.

     At September 22, 2000, the Company had outstanding 20,688,971 shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on September 22, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof.

     The election of directors requires a plurality of the votes cast. Broker non-votes will not have any effect on the proposals being submitted to stockholders at the 2000 Annual Meeting. However, such broker non-votes are counted towards the establishment of a quorum. Votes returned by proxy to the Company's transfer agent will be tabulated by the transfer agent. The Company's transfer agent will act as Inspector of Election at the meeting and will count the votes based on the votes returned by proxy and votes cast at the meeting.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Company and the expenses thereof will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, or personal interview by officers of the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table and the notes thereto set forth information as of September 1, 2000, relating to beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) of the equity securities of the Company, SJF Enterprises, Inc. ("SJF") and Craig Enterprises, Inc. ("Craig Enterprises") by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the voting stock of the Company, SJF or Craig Enterprises, (ii) each director and nominee of the Company and each of the executive officers named in the Summary Compensation Table and
(iii) all directors and executive officers of the Company as a group:

                                                                NUMBER OF
                                                                SHARES OF
                                                               COMMON STOCK
                                                              OF THE COMPANY
                                                               BENEFICIALLY          PERCENT
                  NAME OF BENEFICIAL OWNER                     OWNED(1)(2)          OWNERSHIP
                  ------------------------                    --------------        ---------
Sidney Craig(3).............................................    14,212,500            68.7%
Jenny Craig(3)..............................................    14,212,500            68.7%
SJF Enterprises, Inc.(3)....................................    13,838,600            66.9%
Scott Bice..................................................        18,500(4)            *
Marvin Sears................................................        19,000(4)            *
Andrea Van de Kamp..........................................        17,500(4)            *
Robert Wolf.................................................        17,500(4)            *
Patricia Larchet............................................        44,144(4)            *
Duayne Weinger..............................................         9,300               *
Alan Dobies.................................................        45,400(4)            *
James S. Kelly..............................................        38,430(4)            *
All directors and executive officers as a group (17
  persons)(3)(4)............................................    14,683,524            69.4%

---------------
 *  Less than 1%.

(1) The Common Stock is the only class of equity securities of the Company outstanding.

(2) Except as otherwise noted, all persons listed in the table have sole voting and investment power with respect to their shares, subject to the rights of their spouses under applicable community property laws.

(3) The address for these beneficial holders is: Jenny Craig, Inc., 11355 North Torrey Pines Road, La Jolla, California 92037. SJF and its wholly-owned subsidiary, DA Holdings, Inc., are the record owners of the aggregate number of shares set forth opposite SJF's name. Because of the facts described below, Sidney and Jenny Craig may be deemed to be the beneficial owners of these shares pursuant to Rule 13d-3 under the Exchange Act. The only class of equity securities outstanding of SJF is common stock, par value $.01 per share, of which 980 shares are outstanding and beneficially owned by Craig Enterprises. The only equity securities outstanding of Craig Enterprises are 87,820 shares of common stock, par value $.01 per share, which are beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by Sidney and Jenny Craig. Sidney and Jenny Craig each are directors and the Company's Chairman and Chief Executive Officer and Chairman of the Executive Committee, respectively. See "Nominees for Election to Board of Directors." Sidney and Jenny Craig hold their shares of Craig Enterprises common stock as community property and exercise joint voting and investment power with respect to such shares. Of the 14,212,500 shares shown as beneficially owned by Sidney Craig and Jenny Craig as of September 1, 2000, 13,838,600 are the shares beneficially owned by SJF on such date and 373,900 are shares owned by The Sidney and Jenny Craig Foundation of which Sidney Craig is President and a director and Jenny Craig is Vice President and Chief Financial Officer and a director.

(4) Includes shares of Common Stock which may be acquired as of September 1, 2000 or within 60 days thereafter pursuant to the exercise of options as follows: Scott Bice (17,500); Marvin Sears (19,000); Andrea Van de Kamp (17,500); Robert Wolf (17,500); Patricia Larchet (44,144); Alan Dobies (45,400); and James S. Kelly (38,430). Also includes 250,000 shares of Common Stock which may be acquired as of September 1, 2000 pursuant to the exercise of options by Philip Voluck, a former President of the Company.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight members. Eight directors will be elected at the Annual Meeting to serve until the 2001 Annual Meeting or until their successors are duly elected and qualified. Proxies representing shares of Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the eight nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors. All nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. SJF, which beneficially owned 13,838,600 shares of the Company's Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date), intends to vote for the election of the nominees listed below, thereby assuring the presence of a quorum and their election.

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     The following table sets forth certain information with respect to each nominee

                   NAME                     AGE                         TITLE
                   ----                     ---                         -----
Sidney Craig(1)...........................  68    Chairman of the Board and Chief Executive Officer
Jenny Craig(1)............................  68    Chairman of the Executive Committee
Scott Bice(2)(3)(4).......................  57    Director
Patricia Larchet..........................  38    President, Chief Operating Officer and Director
Marvin Sears(1)(3)(4).....................  73    Secretary and Director
Andrea Van de Kamp(2)(3)(4)...............  56    Director
Duayne Weinger............................  51    Vice-Chairman and Chief Administrative Officer
Robert Wolf(3)............................  58    Director

---------------
(1) Member of Executive Committee.

(2) Member of Performance Compensation Committee.

(3) Member of Audit Committee.

(4) Member of Compensation Committee.

     Sidney Craig has been Chairman of the Company or its predecessors since 1983 and served as Chief Executive Officer from 1983 through April, 1994. In October 1997, Mr. Craig was elected Chief Executive Officer of the Company.

     Jenny Craig has served as Chairman of the Executive Committee since September 2000, as Vice-Chairman of the Company from September, 1991 to September, 2000, as President and Chief Operating Officer of the Company or its predecessors from 1983 to August, 1991 and as a director of the Company or its predecessors from 1983 to date. Mrs. Craig served as President of the Company from October 1997 through December, 1998. Sidney and Jenny Craig are husband and wife.

     Marvin Sears, a director of the Company since July 1989, has served as the Secretary of the Company since June, 1991, and as Assistant Secretary of the Company from August 1985 to June, 1991. Mr. Sears is a practicing attorney in Los Angeles, California where, since May 1989, he has been a partner in the law firm of Proskauer Rose LLP, counsel to the Company during fiscal 2000 and currently. From June 1960 until May 1989, Mr. Sears was a senior partner of the Los Angeles law firm of Pacht, Ross, Warne, Bernhard & Sears, Inc. and its successor, Shea & Gould. Mr. Sears is a member of the Board of various privately-owned business enterprises.

     Scott Bice has served as a director of the Company since February, 1995. Mr. Bice is the Robert C. Packard Professor of Law at the University of Southern California Law Center and served as Dean of the University of Southern California Law Center from 1980 until June, 2000. Mr. Bice serves as a director of various privately-owned corporations.

     Andrea Van de Kamp has served as a director of the Company since August, 1994. Ms. Van de Kamp was Senior Vice President and Managing Director of West Coast Operations, Sotheby's, from 1989 through May, 1997 and has been Chairman, West Coast Operations of Sotheby's since May, 1997. Prior to joining Sotheby's, Ms. Van de Kamp was President and Chief Executive Officer of the Independent Colleges of Southern California, and is a director of The Walt Disney Co. and City National Corporation.

     Robert Wolf has served as a director of the Company since February, 1995. Mr. Wolf is a Managing Partner of Bob Wolf Partners, a marketing and advertising consulting company. Mr. Wolf was the Chairman and Chief Executive Officer of Chiat/Day North America, an advertising firm, from 1989 through November, 1995.

     Patricia Larchet, a director of the Company since September, 2000, has served as the President and Chief Operating Officer of the Company since December, 1999. Prior to serving as the Company's President, Ms. Larchet was General Manager of the Australian division of the Company. Ms. Larchet has worked for the Company since 1985.

     Duayne Weinger has served as the Chief Administrative Officer of the Company since December, 1999, and as Vice-Chairman of the Company since September, 2000. From 1994 until joining the Company, Mr. Weinger was a private investor. From 1987 until 1994, Mr. Weinger owned and operated franchised Centres of the Company. Mr. Weinger is a director of Party City Corporation. Mr. Weinger is the son-in-law of Sidney and Jenny Craig.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held nine meetings in fiscal year 2000. The Board of Directors established standing Audit and Compensation Committees in August, 1991 and in November, 1997 established a Performance Compensation Committee. During fiscal 2000, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and of each committee of the Board of which such person was a member.

     The functions of the Compensation Committee generally are to determine and oversee the Company's policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee, consisting solely of members of the Compensation Committee who, to the extent legally required, qualify as "Outside Directors" under Section 162(m) of the Internal Revenue Code and as "Non-Employee Directors" under rule 16b-3(c) of the Securities Exchange Act of 1934, as amended, administers the Stock Option Plan of the Company. In addition, the Performance Compensation Committee is responsible for awarding compensation intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. The Compensation Committee did not hold any meetings during fiscal 2000. During fiscal year 2000, the Performance Compensation Committee held one meeting.

     The functions of the Audit Committee include (a) monitoring the integrity of the Company's financial reporting process and systems of internal controls and the independence and performance of the Company's independent auditors; (b) providing an avenue of communication among the independent auditors, management and the Board; (c) reviewing the Company's annual audited financial statements and discussing with management and the auditors significant accounting issues, financial risks and exposures and significant findings of the independent auditors; (d) approving the fees and other significant compensation paid to the independent auditors and requiring the auditors to submit on a periodic basis a written statement delineating all relationships between the independent auditors and the Company; (e) reviewing the audit plan of the independent auditors and discussing the results of the audit with the independent auditors prior to the release of year end earnings; and (f) reviewing with the Company's counsel legal matters that could have a significant impact on the Company's financial statements. During fiscal year 2000, the Audit Committee held two meetings.

      CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information concerning the compensation for services rendered to the Company and its subsidiaries for the fiscal years ended June 30, 1998, 1999 and 2000 of the Company's Chief Executive Officer and the four (4) remaining most highly compensated executive officers serving at June 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                          ANNUAL COMPENSATION                COMPENSATION
                                              --------------------------------------------   ------------    ALL
        NAME AND PRINCIPAL           FISCAL   SALARY    BONUS     OTHER ANNUAL     OPTIONS       LTIP       OTHER
             POSITION                 YEAR       $        $      COMPENSATION(4)      #       PAYOUTS($)    COMP.
        ------------------           ------   -------   ------   ---------------   -------   ------------   ------
Sidney Craig.......................   2000    500,000
  Chairman and Chief                  1999    500,000
  Executive Officer(1)                1998    500,000
Jenny Craig........................   2000    500,000
  Chairman of the Executive           1999    500,000
  Committee(1)                        1998    500,000
Patricia Larchet(2)................   2000    298,052   48,465       57,221        500,000
  President and Chief                 1999    125,180   45,667
  Operating Officer                   1998    135,843   44,953                      63,200
Alan Dobies........................   2000    219,458      418        3,846         20,000                   2,511(3)
  Vice President,                     1999    207,000    3,740        3,596                                  2,793(3)
  Corporate Services                  1998    170,000    3,269                      54,000                   2,360(3)
James S. Kelly.....................   2000    200,000      921        3,846         48,000                   2,655(3)
  Vice President,                     1999    155,569    3,305        2,981                                  2,383(3)
  Chief Financial Officer             1998    130,000    2,500                      54,000                   2,021(3)
  and Treasurer
Philip Voluck(5)...................   2000    400,000                22,744
                                      1999    349,744    2,404                     500,000
Leslie A. Koll(6)..................   2000    275,000    4,227       28,480                                 25,000
                                      1999    275,000    5,288        5,288                                  2,676(3)
                                      1998    250,000      771                     175,000                   2,281(3)

---------------
(1) Mr. Craig was elected to the additional office of Chief Executive Officer in October 1997. Mrs. Craig served as President from October 1997 through December 1998.

(2) Ms. Larchet was elected to the offices of President and Chief Operating Officer in November 1999.

(3) Represents the Company's contributions to the accounts of the named executive officers pursuant to the Company's 401(k) plan.

(4) Represents amounts paid to these persons for accrued vacation and sick leave which was not used.

(5) Mr. Voluck was Executive Vice President and Chief Operating Officer from July, 1998 through December, 1998, and served as President and Chief Operating Officer from December, 1998 through December 1999. In connection with his resignation, Mr. Voluck will receive his former salary ($400,000 annually) through December, 2000, the Company agreed to pay relocation expenses of up to $5,000, the Company assumed responsibility for the mortgages on Mr. Voluck's home with a total principal amount of $550,000 and the Company was given the right to the proceeds from sale of the home, and the Company agreed to allow Mr. Voluck until December, 2000 to exercise stock options for 250,000 shares of common stock of the Company in consideration of Mr. Voluck's cancellation of other options to purchase shares of common stock of the Company.

(6) Mr. Koll was Senior Vice President, Marketing from November, 1994 through December, 1999. In connection with his resignation, Mr. Koll will receive his former salary ($275,000 annually) through December, 2000 and a severance payment of $25,000.

                              OPTION GRANTS TABLE

     The following table sets forth information with respect to the grant of options to named executive officers during the fiscal year ended June 30, 2000.

                                           INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                           --------------------------------------------------       VALUE AT ASSUMED
                                       % OF TOTAL                                ANNUAL RATES OF STOCK
                                        OPTIONS                                  PRICE APPRECIATION FOR
                                       GRANTED TO     EXERCISE                       OPTION TERM(3)
                           OPTIONS    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
          NAME             GRANTED    FISCAL YEAR     ($/SHARE)       DATE          5%          10%
          ----             -------    ------------    ---------    ----------    --------    ----------
Patricia Larchet.........  500,000(1)    42.16%         $2.07       12/3/09      650,906     1,649,523
Alan Dobies..............   20,000(2)     1.69%         $1.97       4/11/10       24,778        62,793
James S. Kelly...........   48,000(2)     4.05%         $1.97       4/11/10       59,468       150,704

---------------
(1) These options become exercisable in 33%, 34% and 33% installments commencing one year from the date of grant, December 3, 1999, with full vesting occurring on the third anniversary of the grant date.

(2) These options become exercisable in 33%, 34% and 33% installments commencing one year from the date of grant, April 11, 2000, with full vesting occurring on the third anniversary of the grant date.

(3) These amounts represent potentially realizable values at assumed rates of appreciation in value of the Common Stock of the Company. No gain will be realized by the optionee without an increase in the value of shares of Common Stock of the Company which will benefit all shareholders.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to the exercise of options during the fiscal year ended June 30, 2000, options held at the end of the fiscal year and the value of the unexercised options at the end of the fiscal year with respect to named executive officers.

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT               OPTIONS/SARS AT
                                SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Patricia Larchet............       0             0           44,144        520,856           0           685,000
Alan Dobies.................       0             0           45,400         43,600           0            29,400
James S. Kelly..............       0             0           38,430         70,570           0            70,560
Philip Voluck...............       0             0          250,000              0           0                 0

---------------
(1) The closing price of the Company's Common Stock on June 30, 2000, the last trading day of the fiscal year, as quoted on the New York Stock Exchange, was $3.44.

                      REPORT OF COMPENSATION COMMITTEE AND
          PERFORMANCE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee's function is determining and overseeing the Company's policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee administers the Company's Stock Option Plan and awards compensation intended to qualify for the exception for performance based compensation under Section 162(m) of the Internal Revenue Code. The Committee's goal is to have a competitive compensation plan which provides appropriate incentives to executive officers based upon the performance of the Company and which attracts and retains key managers. The Committees currently intend to structure executive compensation in a manner that will enable the Company to deduct such compensation under the federal income tax laws.

     The compensation and/or severance arrangements of the Company's Chairman and Chief Executive Officer, Sidney Craig, the Company's Chairman of the Executive Committee, Jenny Craig, the Company's President and Chief Operating Officer, Patricia Larchet, the Company's Vice-Chairman and Chief Adminis-trative Officer, Duayne Weinger, the Company's Vice President, Corporate Services, Alan Dobies, and the Company's Vice President, Chief Financial Officer and Treasurer, James S. Kelly, was determined pursuant to the Company's employment or severance agreements with these officers which are summarized below under "Employment Agreements."

     The following description of the Company's compensation policy applies to the executive officers other than the Chairman and Chief Executive Officer and Chairman of the Executive Committee.

     The compensation program of the Company for executive officers during fiscal 2000 consisted of cash compensation in the form of base salary, the Management Deferred Bonus Program described below, and an award of stock options under the Company's Stock Option Plan. The fiscal 2000 base salaries for executive officers of the Company were determined in accordance with their employment agreements, or by the Chief Executive Officer of the Company.

     Executive officers of the Company are eligible to participate in the Management Deferred Bonus Program which provides for a bonus pool to be determined by the Board of Directors which cannot exceed 1% of operating income and specified percentages of the increase, if any, in operating income over the prior year. Amounts awarded under the Management Deferred Bonus Program are paid 25% in cash approximately 90 days after the end of the fiscal year with the remaining 75% deferred for five years and vesting 20% in each of those years. Because the Company did not have operating income during fiscal 2000, no awards were made under the Management Deferred Bonus Program.

     The stock option component of executive officer compensation is to reward management for performance over the long term as reflected in the Company's stock price. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The amount of stock options awarded to executive officers during fiscal 2000 was based upon recommendations of the Chief Executive Officer and took into account, where applicable, the number of options previously granted to an executive officer. In granting options and establishing the amount of the grant, the Performance Compensation Committee considered the recipient's position with the Company and subjective evaluations of the recipient's individual performance and potential contribution. Options granted during fiscal 2000 were at exercise prices equal to market price on the date of grant.

    COMPENSATION COMMITTEE                PERFORMANCE COMPENSATION COMMITTEE
Andrea Van de Kamp                 Andrea Van de Kamp
Marvin Sears                       Scott Bice
Scott Bice

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements, effective November 5, 1991, with each of Sidney and Jenny Craig, members of its Board of Directors and indirect principal stockholders, and the Company's Chairman and Chief Executive Officer and Chairman of the Executive Committee, respectively. Each of the employment agreements was for a term of three years (which has been extended as described below), and provides for annual compensation of $500,000 plus an annual bonus of .5% of operating income if operating income increases by 16% or more over the prior year, and 1% of operating income if operating income increases by 25% or more over the prior year, provided that the annual bonus is to be pro rated for the fiscal year in which the employment agreements terminate. Each of the employment agreements has been extended on the same terms and conditions, such extensions to be automatic, on a year-by-year basis, subject to the right of either party to terminate the employment agreement at the end of any employment year during the extended term by written notice given 60 days prior to the termination date.

     The Company has entered into an employment agreement with Patricia Larchet providing for her employment as President and Chief Operating Officer of the Company. Ms. Larchet's annual base salary under the agreement is $400,000. If the Company terminates Ms. Larchet's employment without cause, or if Ms. Larchet terminates her employment within ninety (90) days following a change of control of the

Company, Ms. Larchet is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments.

     The Company has entered into an employment agreement with Duayne Weinger providing for his employment as Vice-Chairman and Chief Administrative Officer of the Company. Mr. Weinger's base salary under the agreement is $30,000 per month. If the Company terminates Mr. Weinger's employment without cause, or if Mr. Weinger terminates his employment within ninety (90) days following a change of control of the Company, Mr. Weinger is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments.

     The Company has entered into an agreement with Alan Dobies, Vice President, Corporate Services of the Company, under which Mr. Dobies is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments if the Company terminates Mr. Dobies' employment without cause, or if Mr. Dobies terminates his employment within ninety (90) days following a change of control of the Company.

     The Company has entered into an agreement with James S. Kelly, Vice President, Chief Financial Officer and Treasurer of the Company, under which Mr. Kelly is entitled to receive a severance payment equal to one year's salary payable in twelve (12) equal monthly installments if the Company terminates Mr. Kelly's employment without cause, or if Mr. Kelly terminates his employment within ninety (90) days following a change in control of the Company.

STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in cumulative total stockholder return for the Company's Common Stock compared to the cumulative total return of the Russell 2000 Stock Index and the Dow Jones Consumer Services Index. The graph and the values set forth in the table below assume $100.00 invested in Common Stock of the Company, the Russell 2000 Stock Index and the Dow Jones Consumer Services Index on June 30, 1995.

                         [STOCK PERFORMANCE GRAPH]<QC>

----------------------------------------------------------------------------------------------------
MEASUREMENT PERIOD (FISCAL YEAR COVERED)   6/30/95   6/30/96   6/30/97   6/30/98   6/30/99   6/30/00
----------------------------------------------------------------------------------------------------
 Jenny Craig, Inc.                         100.00    216.67     84.09     73.48     42.42     41.67
 Russell 2000                              100.00    123.89    144.12    167.90    170.42    175.62
 Dow Jones Consumer Services               100.00    132.40    150.35    236.02    563.99    504.31
----------------------------------------------------------------------------------------------------

                           COMPENSATION OF DIRECTORS

     Outside directors are paid $5,000 per quarter plus $2,000 for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors which takes place other than on the date of a Board meeting. Directors, including non-employee directors, are eligible to receive non-qualified options to purchase the Company's Common Stock under the Company's Stock Option Plan. Non-employee directors who became directors prior to November 1, 1996 received an option for 5,000 shares upon joining the Board and receive a grant of 500 shares on each anniversary thereof. In addition, Scott Bice, Robert Wolf and Andrea Van de Kamp served as members of a special committee of independent directors formed to consider the proposal of Craig Enterprises, Inc. to acquire the outstanding shares of the Company not already owned by SJF Enterprises, Inc. Each of Messrs. Bice and Wolf and Ms. Van de Kamp were paid $25,000 for their services as members of the special committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Andrea Van de Kamp, Scott Bice, and Marvin Sears, and the Performance Compensation Committee is currently composed of Ms. Van de Kamp and Mr. Bice. Marvin Sears, a director and Secretary of the Company, is a partner in the law firm Proskauer Rose LLP, counsel to the Company during fiscal 2000 and currently.

CERTAIN TRANSACTIONS

     Sidney and Jenny Craig own all of the outstanding stock of Jenny Craig Weight Loss Centres (N.Z.) Limited, a New Zealand corporation which owns the 18 franchised Centres in New Zealand. For the year ended June 30, 2000, aggregate gross revenues to the Company from the New Zealand operation amounted to $4,978,000.

     In March, 1999, the Company entered into an agreement with Denise Altholz, the daughter of Jenny Craig, under which Ms. Altholz appears in certain of the Company's commercials and performs related public relations services (the "Altholz Contract"). The Altholz Contract provides that Ms. Altholz will receive a monthly retainer of $5,000 plus a fee of $5,000 per day while appearing on behalf of the Company. In fiscal 2000, payments to Ms. Altholz for her services under the Altholz Contract totaled $70,000.

     In December, 1999, the Company entered into an employment agreement with Duayne Weinger, the son-in-law of Sidney and Jenny Craig. See "Employment Agreements."

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of KPMG LLP to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending June 30, 2001. KPMG LLP has served as independent auditors for the past sixteen fiscal years. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if so desired. This selection is being submitted for ratification at the meeting. SJF, which beneficially owned 13,838,600 shares of the Company's Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date) intends to vote for ratification of the independent auditors, thereby assuring such ratification.

     The Board of Directors recommends that stockholders vote FOR ratification of KPMG LLP as independent auditors for the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In June, 2000, Barbara Barry became Vice President, Marketing of the Company. Ms. Barry does not beneficially own any Company securities. Ms. Barry did not timely file a Form 3 upon being hired by the Company. When Ms. Barry became aware of the filing requirement, she promptly filed a Form 3.

     In July, 2000, Paul Maas became Vice President and General Counsel of the Company. Mr. Maas does not beneficially own any Company securities. Mr. Maas did not timely file a Form 3 upon being hired by the Company. When Mr. Maas became aware of the filing requirement, he promptly filed a Form 3.

     The Annual Statement of Changes in Beneficial Ownership, reported on Form 5, was filed by each of Andrea Van de Kamp, Robert Wolf, Marvin Sears, Scott Bice, Alan Dobies and James S. Kelly one day after such Forms were due to be filed under United States Securities and Exchange Commission rules.

                      OTHER MATTERS; STOCKHOLDER PROPOSALS

     The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the matters set forth herein. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters. Stockholder proposals intended to be included in the proxy materials relating to the Annual Meeting of Stockholders expected to be held in 2001 must be received by the Company not later than June 13, 2001. A stockholder who intends to submit a proposal for the Company's 2001 annual meeting that the stockholder does not intend to be included in the Company's proxy materials in accordance with SEC rules must give notice to the Company prior to August 27, 2001. If the stockholder does not provide the Company with timely notice of such a proposal, the persons designated as management proxies on the Company's proxy card may exercise their discretionary authority to vote on that proposal. If the stockholder does provide the Company with timely notice of such a proposal, depending on the circumstances, management's proxies may not be able to exercise their discretionary authority to vote on the proposal. All stockholder proposals should be addressed to the Secretary of the Company.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for the year ended June 30, 2000 is being mailed herewith to all stockholders of record.

                                          By order of the Board of Directors

                                          Marvin Sears
                                          Secretary

La Jolla, California
October 10, 2000

PROXY


                               JENNY CRAIG, INC.

           11355 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS OF JENNY CRAIG, INC.
                     CALLED FOR THURSDAY, NOVEMBER 9, 2000


The undersigned hereby appoints Sidney Craig, Jenny Craig, and Marvin Sears, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to vote and represent as designated below all shares of common stock of Jenny Craig, Inc. held of record by the undersigned at the Annual Meeting of Stockholders of Jenny Craig, Inc. to be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 9, 2000, at 2:00 p.m. (Pacific Standard Time) and at any and all adjournments or postponements thereof.


                  (Continued and to be signed on reverse side)


-------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                                                                                 Please mark
                                                                                                               your votes as   [X]
                                                                                                                indicated in
                                                                                                                this example.

                             FOR all nominees listed    WITHHOLD AUTHORITY
                                below (except as         to vote for all
                             marked to the contrary)      nominees listed                                   FOR   AGAINST   ABSTAIN
1. ELECTION OF DIRECTORS:            [   ]                   [   ]           2. Proposal to approve  the    [  ]    [  ]      [  ]
                                                                                appointment of KPMG LLP
                                                                                as independent auditors.
NOMINEES: Sidney Craig, Jenny Craig, Marvin Sears, Scott Bice, Andrea
          Van de Kamp, Robert Wolf, Patricia Larchet, Duayne Weinger         3. In their discretion, upon
                                                                                any and all such other
INSTRUCTION: To withhold authority to vote for any individual nominee,          matters as may properly come
write that nominee's name in the space provided below.)                         before the meeting or any
                                                                                adjournment or postponement
------------------------------------------------------------------------        thereof.

                                                                                                       THIS PROXY WHEN PROPERLY
                                                                                                       EXECUTED WILL BE VOTED IN
                                                                                                       THE MANNER DIRECTED HEREIN.
                                                                                                       IF NO DIRECTION IS MADE,
                                                                                                       THIS PROXY WILL BE VOTED
                                                                                                       FOR THE ELECTION OF DIRECTORS
                                                                                                       AND FOR PROPOSAL 2.


Signature___________________________________Signature (if held jointly)____________________________Dated:_____________________, 2000
Note: Please date this Proxy and sign exactly as your name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
------------------------------------------------------------------------------------------------------------------------------------
                                                           -FOLD AND DETACH HERE-



                                                    YOUR VOTE IS IMPORTANT TO THE COMPANY



                                                     PLEASE SIGN AND RETURN YOUR PROXY BY
                                                   TEARING OFF THE TOP PORTION OF THIS SHEET
                                              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE